UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________
SCHEDULE 14A
Proxy Statement pursuant To Section 14(a) of
The Securities Exchange Act of 1934
(Amendment No. __)

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Sound Financial Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

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2005 Fifth Avenue, Suite 200
Seattle, Washington 98121
(206) 448-0884

April 12, 2017

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of Sound Financial Bancorp, Inc., I cordially invite you to attend our 2017 Annual Meeting of Shareholders. The meeting will be held at 10:00 a.m., Pacific Time, on Tuesday, May 23, 2017, at our administrative offices located at 2400 3rd Avenue, Suite 150, Seattle, Washington.

The accompanying proxy statement describes the business to be conducted at the Annual Meeting. An important part of the Annual Meeting is the shareholder vote on corporate business items. I urge you to exercise your rights as a shareholder to vote and participate in this process. Shareholders are being asked to consider and vote upon: (1) the election of two directors of Sound Financial Bancorp, Inc. and (2) the ratification of the appointment of Moss Adams, LLP, as the Company’s independent registered public accounting firm. At the Annual Meeting, I will present management’s report to you on Sound Financial Bancorp, Inc.’s 2016 financial and operating performance.

We encourage you to attend the Annual Meeting in person. Whether or not you plan to attend the meeting, please read the proxy statement and vote your shares by Internet or telephone or by sending a completed proxy card by regular mail as promptly as possible. This will ensure that your shares are represented at the meeting.

Your Board of Directors and management are committed to the continued success of Sound Financial Bancorp, Inc. and the enhancement of the value of your investment. As President and Chief Executive Officer, I want to express my appreciation for your confidence and support.

Sincerely,

/s/ Laura Lee Stewart

Laura Lee Stewart
President and Chief Executive Officer

SOUND FINANCIAL BANCORP, INC.

2005 Fifth Avenue, Suite 200
Seattle, Washington 98121
(206) 448-0884

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 23, 2017

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Sound Financial Bancorp, Inc. will be held as follows:

TIME	Tuesday, May 23, 2017, at 10:00 a.m., Pacific Time

PLACE	Sound Community Bank
2400 3rd Avenue, Suite 150
Seattle, Washington

BUSINESS	(1)	Election of two directors of Sound Financial Bancorp, Inc.

(2)	Ratification of the appointment of Moss Adams, LLP as Sound Financial Bancorp, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

(3)	Transaction of such other business as may properly come before the annual meeting, or any adjournment or postponement thereof.

RECORD DATE
Holders of record of Sound Financial Bancorp, Inc. common stock at the close of business on March 24, 2017, are entitled to receive this Notice and to vote at the annual meeting, or any adjournment or postponement thereof.

PROXY VOTING
It is important that your shares be represented and voted at the annual meeting. Shareholders have a choice of voting by Internet or telephone, by mailing a completed proxy card or by submitting a ballot in person at the annual meeting. Our Board of Directors is soliciting your votes by this notice and the other proxy materials. To ensure that your shares are represented at the meeting, please take the time to vote by Internet or telephone or by mailing a completed proxy card as soon as possible. Regardless of the number of shares you own, your vote is very important. Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Laura Lee Stewart

Laura Lee Stewart
President and Chief Executive Officer

Seattle, Washington
April 12, 2017

Important Notice Regarding the Availability of
Proxy Materials for the Shareholder Meeting To Be Held on May 23, 2017.

Sound Financial Bancorp Inc.’s proxy statement, Annual Report to Shareholders and electronic proxy card are available on the Internet at http://www.proxyvote.com.

You are encouraged to review all of the information contained in the proxy statement before voting.

2005 Fifth Avenue, Suite 200
Seattle, Washington 98121
(206) 448-0884
_______________________________

PROXY STATEMENT
_______________________________

INTRODUCTION

The Board of Directors of Sound Financial Bancorp, Inc. is using this proxy statement to solicit proxies from the holders of common stock of Sound Financial Bancorp, Inc. for use at our upcoming annual meeting of shareholders. The annual meeting of shareholders will be held at 10:00 a.m., Pacific Time on Tuesday, May 23, 2017, at our administrative office, located at 2400 3rd Avenue, Suite 150, Seattle, Washington. At the annual meeting, shareholders will be asked to vote on two proposals: (1) the election of two directors of the Company, each for a term of three years, and (2) the ratification of the appointment of Moss Adams, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2017. These proposals are described in more detail below. Shareholders also will consider any other matters that may properly come before the meeting, although the Board of Directors knows of no other business to be presented.

Sound Financial Bancorp, Inc. is referred to in this proxy statement from time to time as “Sound Financial Bancorp” or the “Company.” Certain of the information in this proxy statement relates to Sound Community Bank, a wholly owned subsidiary of the Company, which is referred to in this proxy statement from time to time as the “Bank.”

By submitting your proxy, you authorize the Company’s Board of Directors to represent you and vote your shares at the annual meeting in accordance with your instructions. The Board of Directors also may vote your shares to adjourn the annual meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the annual meeting.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which includes the Company’s audited financial statements, is being provided with this proxy statement. Although the Annual Report is being provided to shareholders with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated into this proxy statement by reference.

Your vote is important. You may vote your shares by Internet or telephone. You also may vote by sending a completed proxy card by regular mail or by submitting a ballot in person at the Annual Meeting. We encourage you to attend the Annual Meeting in person. Whether or not you plan to attend the meeting, please read the proxy statement and vote your shares by Internet or telephone or by sending a completed proxy card by regular mail as promptly as possible. This will ensure that your shares are represented at the meeting.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will be asked to vote on two proposals:

Proposal 1. Election of two directors of Sound Financial Bancorp, each for a three year term, and

Proposal 2. Ratification of the appointment of Moss Adams, LLP as Sound Financial Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

The shareholders also will transact any other business that may properly come before the annual meeting, although, as of the date of this proxy statement, the Board of Directors knows of no other business to be presented. If any other proposal properly comes before the shareholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment. Members of our management team will be present at the annual meeting to respond to appropriate questions from shareholders.

Who can vote at the annual meeting?

You are entitled to vote your Sound Financial Bancorp common stock if our records show that you held your shares as of the close of business on March 24, 2017. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote.

As of the close of business on the March 24, 2017, there were 2,499,880 shares of Sound Financial Bancorp common stock outstanding. Each share of common stock has one vote.

Can I attend the annual meeting?

If you are a shareholder as of the close of business on March 24, 2017, you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker, are examples of proof of ownership. If you want to vote your shares of Sound Financial Bancorp common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

What are the quorum and vote requirements?

The annual meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proposal 1: Election of Directors. Directors are elected by a plurality of the votes cast by Sound Financial Bancorp shareholders at the annual meeting. Votes may be cast for or withheld from a nominee. Votes that are withheld and broker non-votes have no effect on the election of the director nominees.

Proposal 2: Ratification of the Appointment of Our Independent Registered Public Accounting Firm. We must obtain the affirmative vote of a majority of the total number of votes cast by Sound Financial Bancorp shareholders at the annual meeting to approve the ratification of our appointment of our independent registered public accounting firm. Abstentions from voting are not considered votes cast and thus have no effect on this proposal.

How can I obtain a paper copy of this proxy statement, the proxy card and the Annual Report to Shareholders?

You may request that a paper copy of these proxy materials be mailed to you free of charge at any time by:

•	calling 800-690-6903 (please provide your Shareholder Control Number, which was printed at the bottom of the April 12, 2017 Notice of Meeting and Availability of Proxy Materials);

•	making your request online at http://www.proxyvote.com and inserting your Shareholder Control Number when prompted.

How do I vote?

You may vote by Internet. To vote by Internet, have your Shareholder Control Number from the Notice of Meeting and Availability of Proxy Materials dated April 12, 2017, in hand; go to http://www.proxyvote.com; and follow the instructions for voting on-line. The deadline for voting on the Internet is 11:59 p.m. Eastern Time on May 22, 2017.

You may vote by phone. To vote by phone, have your Shareholder Control Number from the Notice of Meeting and Availability of Proxy Materials dated April 12, 2017, in hand; call the toll-free phone number 800-690-6903; and follow the instructions for voting. The deadline for voting by phone is 11:59 p.m. Eastern Time on May 22, 2017.

You may vote by mail. To vote by mail, request a paper copy of the proxy card and related materials, as noted in the response to the previous question. Then properly complete and sign the proxy card and return it in the return envelope provided in a timely manner. The mailed card must be received by the Company before the start of the annual meeting to be voted.

You may vote in person at the annual meeting. If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy form from the named holder of your shares indicating that you were the beneficial owner of those shares on the record date for voting at the annual meeting.

Can I change my vote after I submit my proxy?

You may revoke your proxy at any time before the vote is taken at the annual meeting. If you are a registered shareholder, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

•	signing another proxy with a later date;

•	voting by telephone or on the Internet -- your latest telephone or Internet vote will be counted;

•	giving written notice of the revocation of your proxy to the Secretary of Sound Financial Bancorp, Inc. prior to the annual meeting; or

•	voting in person at the annual meeting. Attendance at the annual meeting will not in and of itself constitute revocation of your proxy.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow directions received from your nominee to change those instructions.

What if I do not specify how my shares are to be voted?

If you submit a proxy by Internet, phone or mail but do not indicate any voting instructions, your shares will be voted:

•	FOR the election of the director nominees to the Company’s Board of Directors; and

•	FOR the ratification of the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm.

What if my shares are held in “street name” by a broker?

If your shares are held in “street name” by a broker, your broker is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker nevertheless will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote your shares with respect to any “non‑discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.” Whether an item is discretionary is determined by the exchange rules governing your broker. The election of directors is a non-discretionary item and the ratification of the independent registered public accounting firm is a discretionary item under applicable rules. You broker will forward information to you indicating how you can forward voting instructions and whether you can forward them by Internet, phone or mail.

What if my shares are held in Sound Financial Bancorp’s employee stock ownership plan?

If you participate in the Sound Financial Bancorp Employee Stock Ownership Plan (the “ESOP”) you will receive a voting instruction form that reflects all shares you may direct the trustees to vote on your behalf under the plan. Under the terms of the ESOP, each participant instructs the trustee of the plan how to vote the shares of common stock allocated to his or her account. If a participant properly executes the voting instruction card distributed by the trustee, the trustee will vote the participant’s shares in accordance with the instructions. Where properly executed voting instruction cards are returned to the trustee with no specific instruction as to how to vote at the annual meeting, the trustee will vote the shares “FOR” each of the proposal’s set forth in this proxy statement. If a participant fails to give timely voting instructions to the trustee with respect to the voting of the common stock that is allocated to his or her ESOP account, the trustee will vote such shares “FOR” each of the proposal set forth in this proxy statement. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Sound Financial Bancorp common stock held by the ESOP in the same proportion as shares for which it has received timely voting instructions.

How does the Board of Directors recommend I vote on the proposals?

Your Board of Directors recommends that you vote:

•	FOR the election of the director nominees to the Company’s Board of Directors; and

•	FOR the ratification of the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table shows, as of March 24, 2017, the voting record date, the beneficial ownership of the Company’s common stock by:

(1)	any persons or entities known by management to beneficially own more than 5% of the outstanding shares of Sound Financial Bancorp’s common stock;

(2)	each director and director nominee of Sound Financial Bancorp;

(3)	each executive officer of Sound Financial Bancorp named in the 2016 Summary Compensation Table; and

(4)	all of the directors and executive officers of Sound Financial Bancorp as a group.

An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding common stock of Sound Financial Bancorp. The address of each of the beneficial owners, except where otherwise indicated, is Sound Financial Bancorp’s address. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). As of March 24, 2017, there were 2,499,880 shares of Sound Financial Bancorp common stock issued and outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Common Stock Outstanding

Stilwell Activist Fund, L.P., Stilwell Activist Investment, L.P., Stilwell Partners, L.P., Stilwell Value LLC and Joseph Stilwell (collectively, the “Stilwell Group”)	239,683	(2)	9.6%
111 Broadway, 12th Floor
New York, NY 10006

Sound Financial Bancorp, Inc. Employee Stock Ownership Plan	183,469		7.3%

Tyler K. Myers, Chairman of the Board	43,739	(3)	1.7%

David S. Haddad, Jr., Vice Chairman of the Board/Director Nominee	22,930	(4)	*

Laura Lee Stewart, President, Chief Executive Officer and Director	96,935	(5)	3.8%

Robert F. Carney, Director	18,964	(6)	*

Kathleen B. Cook, Director/Director Nominee	4,292	(7)	*

Debra Jones, Director	26,145	(8)	1.0%

Rogelio Riojas, Director	32,636	(6)	1.3%

James E. Sweeney, Director	23,894	(6)	1.0%

Matthew P. Deines, Executive Vice President/Chief Financial Officer	60,257	(9)	2.4%

Elliott L. Pierce, Executive Vice President/Chief Credit Officer	4,294	(10)	*

Directors and executive officers of Sound Financial, Inc. as a group (11 persons)	336,811	(11)	12.9%

(1)	Except as otherwise noted in these footnotes, the nature of beneficial ownership for shares reported in this table is sole voting and investment power.

(2)	Based on Schedule 13D/A filed with the SEC on July 2, 2015 by the Stilwell Group, which reported shared voting and dispositive power over all of the Company shares reported above.

(3)
Includes 21,430 shares of common stock held by in Mr. Myers’ 401(k) account and 4,371 in a partnership, in which he is a partner. Also includes 1,000 shares in UTMA accounts for Mr. Myers’ daughter, of which he is trustee. In addition, includes options to acquire 6,100 shares over which Mr. Myers has no voting or dispositive power and 907 restricted shares over which Mr. Myers has sole voting power and no dispositive power.

(4)
Includes 13,113 shares of common stock held in an IRA account. Also includes options to acquire 7,723 shares over which the individual has no voting or dispositive power and 907 restricted shares over which the individual has sole voting power and no dispositive power.

(5)
Includes 18,034 shares in Ms. Stewart’s 401(k) account and 7,832 shares allocated to Ms. Stewart in the ESOP. In addition, includes options to acquire 37,809 shares over which Ms. Stewart has no voting or dispositive power and 2,635 restricted shares over which she has sole voting power and no dispositive power.

(6)
Includes options to acquire 7,723 shares over which the individual has no voting or dispositive power and 907 restricted shares over which the individual has sole voting power and no dispositive power.

(7)
Includes options to acquire 1,500 shares over which the individual has no voting or dispositive power and 428 restricted shares over which the individual has sole voting power and no dispositive power.

(8)
Includes options to acquire 4,477 shares over which the individual has no voting or dispositive power and 907 restricted shares over which the individual has sole voting power and no dispositive power.

(9)
Includes 12,015 shares of common stock held in Mr. Deines’ 401(k) account, 7,152 shares allocated to Mr. Deines in the ESOP and 174 shares in UTMA accounts for Mr. Deines’ sons, of` which he is trustee. In addition, includes options to acquire 23,811 shares over which Mr. Deines has no voting or dispositive power and 2,154 restricted shares over which he has sole voting power and no dispositive power.

(10)	Includes options to acquire 2,902 shares over which Mr. Pierce has no voting or dispositive power and 528 restricted shares over which he has sole voting power and no dispositive power.

(11)
Includes shares held by current directors and executive officers directly, in retirement accounts, in a fiduciary capacity or by certain affiliated entities or members of the named individuals’ families, with respect to which shares the named individuals and group may be deemed to have sole or shared voting and/or dispositive powers. Also includes options to acquire 109,811 shares over which the individuals have no voting or dispositive power and 12,038 shares of restricted stock over which they have sole voting power and no dispositive power.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s common stock to report to the SEC their initial ownership of the Company’s common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the SEC, and Sound Financial Bancorp is required to disclose in this proxy statement any late filings or failures to file. To the Company’s knowledge, based solely on a review of the copies of reports furnished to the Company and written representations relative to the filing of certain forms, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were met for transactions in our common stock during 2016.

PROPOSAL 1 — ELECTION OF DIRECTORS

Sound Financial Bancorp’s Board of Directors is currently composed of eight members, each of whom is also a director of Sound Community Bank. Pursuant to the Company’s charter, the directors shall be divided into three classes, as nearly equal in number as reasonably possible, with approximately one-third of the directors are elected annually.

The following table sets forth certain information regarding the composition of Sound Financial Bancorp’s Board of Directors, including each director’s term of office. The Sound Financial Bancorp Board of Directors, acting on the recommendation of the Nominating Committee, has recommended and approved the nomination of David S. Haddad, Jr. and Kathleen B. Cook to serve as directors for a term of three years to expire at the annual meeting of shareholders to be held in 2020.

It is intended that the proxies solicited on behalf of the Sound Financial Bancorp Board of Directors (other than proxies in which the authority to vote for a nominee is withheld) will be voted at the annual meeting “FOR” the election of David S. Haddad, Jr. and Kathleen B. Cook as directors. If any director nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors, acting on the recommendations of the Nominating Committee, may recommend. At this time, we know of no reason why any director nominee might be unable to serve if elected. Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected. The Board of Directors unanimously recommends that you vote “FOR” the election of the nominees whose names appear below.

Name	Age(1)	Positions With Sound Financial	Director Since(2)	Term Expires
Director Nominees

David S. Haddad, Jr.	70	Vice Chairman of the Board	1990	2020	(3)
Kathleen B. Cook	67	Director	2015	2020	(3)

Continuing Directors

Tyler K. Myers	54	Chairman of the Board	1993	2019
Robert F. Carney	69	Director	1984	2019
James E. Sweeney	67	Director	1986	2019
Laura Lee Stewart	67	President, Chief Executive Officer and Director	1990	2018
Debra Jones	59	Director	2005	2018
Rogelio Riojas	66	Director	2005	2018
____________________
(1)	At December 31, 2016.
(2)	Includes years of service on the Board of Sound Community Bank (and its predecessor entity).
(3)	If elected at the annual meeting.

Business Experience and Qualifications of Directors and Director Nominees

The business experience of each director and director nominee of Sound Financial Bancorp for at least the past five years and the experience, qualifications, attributes, skills and areas of expertise of each director that supports his or her service as a director are set forth below.

David S. Haddad, Jr. Mr. Haddad is Vice Chairman of the Boards of Directors of Sound Financial Bancorp and Sound Community Bank. Prior to his retirement, Mr. Haddad was an Operations Manager at Cutter and Buck, a golf apparel company from 1999 until 2003; a Senior Manager of Operations at Progressive International, a housewares wholesaler from 1995 until 1999; and a warehouse manager for Associated Grocers from 1982 until 1995. During Mr. Haddad’s years of service at the senior management level of these companies, his responsibilities included budgeting, personnel management, contract negotiations and control of capital expenditures. During his retirement, Mr. Haddad worked part time from 2004 until 2009 as a Customer Service Supervisor with Alaska Airlines. Mr. Haddad’s 22 years of service as a director of Sound Community Bank (including its predecessor credit union organization) provide him with a strong knowledge and understanding of the institution’s business and history. Mr. Haddad’s years of service at the senior management level of various companies and as a Customer Service Supervisor for Alaska Airlines has provided him with strong leadership, interpersonal, management and administrative skills.

Kathleen B. Cook. Ms. Cook, retired since 1998, lives on the North Olympic Peninsula in the proximity of the Bank’s Clallam and Jefferson County branches. During her professional career, Ms. Cook worked as Attorney Examiner and Staff Counsel to the Superintendent of Banks in Ohio for two years; as Senior Attorney and Vice President of regulatory Compliance for Bank One Corporation for ten years and most recently as Vice President for Regulatory Compliance at Fannie Mae from 1992 to 1998. Currently Ms. Cook is active in conservation activities with the North Olympic Land Trust and the Jefferson County Land Trust. Ms. Cook’s more than 20 years of experience in the financial services industry and specifically in the areas of bank regulation, examination, compliance and oversight add a critical skill set to our Board of Directors and strengthens our strategic risk management oversight.

Tyler K. Myers. Mr. Myers is the Chairman of the Boards of Directors of Sound Financial Bancorp and Sound Community Bank, and currently is the President and General Partner of The Myers Group, a conglomerate of retail businesses that are focused primarily in the retail grocery, hardware and fuel industries. Mr. Myers is responsible for overseeing the success and profitability of all Myers group business and real estate operations. Mr. Myers has been with The Myers Group since 1978. Mr. Myers’ years of work with and running the Myers Group has provided him with strong leadership, management, financial and administrative skills, which together with his participation in the local community, brings valuable knowledge and skills to our organization. In addition, his participation in our local business community for over 25 years brings knowledge of the local economy and business opportunities for Sound Community Bank.

Robert F. Carney. Mr. Carney is Director of Meat and Seafood Merchandising for Scolaris Food & Drug Company in Reno, Nevada, a position he has held since February 2008. Prior to February 2008, he was Director of Meat and Seafood Merchandising for Brown & Cole Stores in Bellingham, Washington for six years. Mr. Carney has over 20 years of experience in management positions in the food industry, including 12 years of budgeting and profit generating responsibilities. He has an MBA from the University of Southern California and an undergraduate degree in economics and business. Mr. Carney has attended seminars on the credit union and banking business over the years and has 27 years of experience on our Board, beginning when Sound Community Bank was a $25 million credit union. Mr. Carney’s years of management experience, together with his educational training, has provided him with extensive experience in the areas of business operations, budgeting and financial management, which knowledge is valuable to our organization.

James E. Sweeney. Mr. Sweeney is retired and previously served as a Vice-President of Vitamin Shoppe, Inc., a national health and wellness retailer based in North Bergan, New Jersey. Mr. Sweeney previously served as President and Chief Executive Officer of Super Supplements, Inc., a Pacific Northwest retail chain specializing in vitamins, health supplements and nutrition with stores in Washington and Idaho, from June 2007 until its acquisition by Vitamin Shoppe in March 2013. Prior to his employment with Super Supplements, Mr. Sweeney was Managing Partner of Corporate Strategies and Development, LLC, a management consulting firm serving businesses in the Puget Sound area. He brings general business, financial and risk management skills to Sound Community Bank and has experience guiding business entities during difficult business and economic cycles. His participation in our local business community for over 40 years brings knowledge of the local economy and business opportunities for Sound Community Bank.

Laura Lee Stewart. Ms. Stewart is currently President and Chief Executive Officer of Sound Community Bank and Sound Financial Bancorp. Prior to joining Sound Community Bank as its President in 1989, when it was a credit union, Ms. Stewart was Senior Vice President/Retail Banking at Great Western Bank. Ms. Stewart was selected as an inaugural member of the FDIC Community Bank Advisory Board and completed her term in 2011. In 2011, Ms. Stewart was appointed to the inaugural Consumer Financial Protection Bureau board and completed her term in 2013. She also served as Chair of the American Bankers Association’s Government Relations Council and is the past Chair of the Washington Bankers Association. In 2011 and again in 2015, The American Banker magazine honored her as one of the top 25 Women to Watch in banking. In 2016, Ms. Stewart was recognized as a Women of Influence by the Puget Sound Business Journal. Ms. Stewart also is a member of the National Arthritis Foundation’s board of directors as well as serving as the immediate Past Chair of the board of directors of Woodland Park Zoo. Her many years of service in all areas of the financial institution operations and duties as President and Chief Executive Officer of Sound Financial Bancorp and Sound Community Bank bring a special knowledge of the financial, economic and regulatory challenges we face and she is well suited to educating the Board on these matters.

Debra Jones. Ms. Jones recently retired as the Vice President of Administrative Services at Bellingham Technical College, where she was responsible for cash management, financial affairs, physical plant administration and strategic planning. Prior to joining the college in August 2005, she served from September 2004 to May 2005 as Manager of Budget and Cash Management of Brown & Cole Stores, a retail grocer, and from 1998 to 2004 as Vice President of Administrative and Financial Services at Brown & Cole Stores. She is a certified public accountant and has served in chief financial officer positions for over 25 years, with responsibility for financial management, risk management and business administration. Her experience and expertise in the areas of accounting, finance and human resources are all valuable skills which she brings to our Board of Directors and as our “audit committee financial expert.”

Rogelio Riojas. Mr. Riojas is the Chief Executive Officer of Sea Mar Community Health Centers, a health care and social services organization serving low-income and underserved populations in Seattle and several counties in Washington. He has served in this position for over 30 years. Mr. Riojas has extensive management and administrative skills and experience in the heavily regulated health industry, especially in our local community. He also has experience in compensation, personnel management and human resource matters, which are valuable skills he brings to our Board of Directors.

Director Compensation

Directors of Sound Community Bank (excluding Laura Lee Stewart, the President and Chief Executive Officer of Sound Community Bank, who receives no separate compensation for her service as a director) receive compensation for their service on the Board of Directors of Sound Community Bank. They receive no separate compensation for their service on the Board of Directors of Sound Financial Bancorp. During 2016, our directors received a monthly retainer fee of $1,000, plus $1,750 for each monthly board meeting attended, for a maximum fee of $2,750 per month. The directors are not paid additional fees for service on various board committees or special meetings.

The following table provides compensation paid to, or earned by, each non-employee member of the Board of Directors during the year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)		All other compensation ($)(3)	Total ($)

Tyler K. Myers	$33,000	$28,445	$	---	$272	$61,717
David S. Haddad, Jr.	33,000	28,445		---	272	61,717
Robert F. Carney	33,000	28,445		---	272	61,717
Kathleen B. Cook	33,000	20,079		2,890	180	56,149
Debra Jones	33,000	28,445		---	272	61,717
Rogelio Riojas	33,000	28,445		---	272	61,717
James E. Sweeney	33,000	28,445		---	272	61,717

(1)
On January 29, 2016, (i) each non-employee director, except for Ms. Cook, was awarded 1,275 shares of Company common stock, of which 425 shares vested immediately with the remaining 850 shares scheduled to vest in two equal annual installments commencing on January 29, 2017 and 2018, and (ii) Ms. Cook, who joined the Board in March 2015, was awarded 900 shares of Company common stock, of which 300 shares vested immediately with the remaining 600 shares scheduled to vest in two equal annual installments commencing on January 29, 2017 and 2018. Amounts reported in this column represent the aggregate grant date fair value of the January 2016 restricted stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation— Stock Compensation (“FASB ASC Topic 718”). The grant date fair value amount is based on the per share closing price of the Company’s common stock on the date the award was made of $22.31. As of December 31, 2016, Ms. Cook held 600 shares and each of the other directors named in the table held 907 shares of restricted common stock which is subject to future vesting.

(2)
On January 29, 2016, Ms. Cook was awarded an option to purchase 1,500 shares of Company common stock at an exercise price equal to the fair market value of the Company’s common stock on the grant date, of which options to purchase 500 shares vested immediately with the remaining 1,000 option shares scheduled to vest in two equal annual installments on January 29, 2017 and 2018. The amounts reported in this column reflects the aggregate grant date fair value of the 2016 stock option award to Ms. Cook computed in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are included in Note 13 to the Consolidated Financial Statements contained in the Company’s 2016 Annual Report on Form 10-K filed with the SEC on March 27, 2017. As of December 31, 2016, total shares underlying stock options held by the directors were as follows: Myers – 8,510; Haddad – 10,133; Carney – 10,133; Cook – 1,000; Jones – 6,887; Riojas – 10,133; and Sweeney - 10,133.

(3)	Dividends paid to the directors during 2016 on their restricted shares of Company common stock.

With respect to the restricted stock discussed in the footnotes above, vesting accelerates in the event of the director’s death or disability or a change in control of Sound Financial Bancorp or Sound Community Bank. In the event of a termination of service, all non-vested awards would be canceled and the exercise period on the remaining unexercised, vested option awards would be reduced to three months.

Directors are provided or reimbursed for travel and lodging and other customary out-of-pocket expenses incurred in attending out-of-town board and committee meetings, industry conferences and continuing education seminars up to $3,500 per year, per director. Any incremental spousal costs in connection with those meetings, conferences and seminars are paid for by the directors personally. Sound Community Bank also pays the premiums on directors’ and officers’ liability insurance.

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES
AND CORPORATE GOVERNANCE MATTERS

Director Independence

The Board applies the independence standard in the Nasdaq listing standards to its directors. The Board has determined that seven of our eight directors, Directors Myers, Haddad, Carney, Cook, Jones, Riojas and Sweeney, are “independent directors” as that term is defined in the those Nasdaq standards. The Board of Directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and its management.

Corporate Governance

Board Leadership Structure. The Board has placed the responsibilities of Chairman with an independent non-executive member of the Board which we believe provides better accountability between the Board and our management team. We believe it is beneficial to have an independent Chairman whose sole responsibility to us is leading our Board members as they provide leadership to our executive team. Our Chairman is responsible for providing leadership to the Board and facilitating communication among the directors; setting the Board meeting agendas in consultation with the President and Chief Executive Officer (“CEO”); and presiding at Board meetings and executive sessions. This delineation of duties allows the President and CEO to focus her attention on managing the day-to-day business of Sound Community Bank. We believe this structure provides strong leadership for our Board, while positioning our President and CEO as the leader of the company in the eyes of our customers, employees and other stakeholders.

Board Role in Risk Oversight. The Board of Directors is responsible for consideration and oversight of risks facing Sound Financial Bancorp, and is responsible for ensuring that material risks are identified and managed appropriately. The Audit Committee meets quarterly, or more frequently as needed, with management in order to review our major financial risk exposures and the steps management is taking to monitor and control such exposures. Directors also serve on various committees that focus on major areas of risk in Sound Financial Bancorp and Sound Community Bank that include but are not limited to loans and compensation. Directors discuss risk and risk mitigation strategies with management within these committees. All risk oversight discussions are included in committee reports to the full Board of Directors.

Board Meetings and Committees. Meetings of Sound Financial Bancorp’s Board of Directors are generally held on a quarterly basis. The membership of Sound Community Bank’s Board of Directors is identical to Sound Financial Bancorp’s Board of Directors. Meetings of Sound Community Bank’s Board of Directors are generally held on a monthly basis. For the fiscal year ended December 31, 2016, the Board of Directors of Sound Financial Bancorp held four regular meetings and no special meetings, and the Board of Directors of Sound Community Bank held 12 regular meetings and no special meetings. During fiscal year 2016, no incumbent director attended fewer than 75% in the aggregate of the total number of meetings of each Board and the total number of meetings held by the committees of each Board on which committees he or she served.

The Board of Directors of Sound Financial Bancorp has standing Compensation, Audit and Nominating committees. Information regarding the functions of the Board’s committees, their present membership and the number of meetings held by each committee for the year ended December 31, 2016, is set forth below:

Compensation Committee. The Compensation Committee operates under a formal written charter adopted by the Board of Directors. The Compensation Committee is responsible for: (i) determining and evaluating the compensation of the Chief Executive Officer and other executive officers; (ii) reviewing and monitoring existing compensation plans, policies and programs and recommending changes to the goals and objectives of these plans, policies and programs to the entire Board; and (iii) reviewing and recommending new compensation plans, policies and programs. The Compensation Committee also recommends to the Board of Directors any changes in the compensation structure for non-employee directors. The Compensation Committee does not designate its authority to any one of its members or any other person, however, Ms. Stewart does make recommendations to the Committee for all compensation, except her own.

The Compensation Committee is comprised of Directors Sweeney (chair), Cook, Jones and Myers, each of whom is “independent” as that term is defined for compensation committee members in the Nasdaq Rules. The Compensation Committee is scheduled to meet at least once a year and on an as-needed basis. The Compensation Committee met eight times during 2016.

Audit Committee. The Audit Committee operates under a formal written charter adopted by the Board of Directors. The Audit Committee is appointed by the Board of Directors to provide assistance to the Board in fulfilling its oversight responsibility relating to the integrity of our consolidated financial statements and the financial reporting processes, the systems of internal accounting and financial controls, compliance with legal and regulatory requirements, the annual independent audit of our consolidated financial statements, the independent auditors qualifications and independence, the performance of our internal audit function and independent auditors and any other areas of potential financial risk to Sound Financial Bancorp specified by its Board of Directors. The Audit Committee also is responsible for the appointment, retention and oversight of our independent auditors, including pre-approval of all audit and non-audit services to be performed by the independent auditors.

The current members of the Audit Committee are Directors Jones (chair), Riojas, Carney and Cook. All members of the Audit Committee, in addition to being independent as defined under Rule 4200 (a)(15) of the NASDAQ Marketplace Rules, (i) meet the criteria for independence set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934 and (ii) are able to read and understand fundamental financial statements, including our balance sheet, income statement, and cash flow statement. Additionally, Debra Jones has had past employment experience in finance or accounting and/or requisite professional certification in accounting that results in her financial sophistication. The Board of Directors has determined that Ms. Jones meets the requirements adopted by the SEC for qualification as an “audit committee financial expert.” During 2016, the Audit Committee held ten meetings.

Nominating Committee. Our Nominating Committee is comprised of Directors Haddad (chair), Cook and Riojas, each of whom is “independent” as that term is defined for compensation committee members in the Nasdaq Rules. The Nominating Committee is scheduled to meet at least once a year and on an as-needed basis. The Nominating Committee met one time during 2016. The Nominating Committee operates under a formal written charter adopted by the Board of Directors. The Nominating Committee is responsible for identifying and recommending director candidates to serve on the Board of Directors. Final approval of director nominees is determined by the full Board, based on the recommendations of the Nominating Committee. The nominees for election at the meeting identified in this document were recommended to the Board by the Nominating Committee. The Nominating Committee has the following responsibilities under its charter:

(i)	recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;

(ii)
recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the charter and bylaws relating to the nomination or appointment of directors, based on the following criteria: (i) business experience, education, integrity, reputation, independence, conflicts of interest, diversity, and age; (ii) number of other directorships and commitments (including charitable obligations); (iii) tenure on the Board; (iv) attendance at Board and committee meetings: (v) stock ownership; (vi) specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy); (vii) residency and a commitment to the Company’s communities and shared values; and (viii) overall experience in the context of the needs of the Board as a whole. As a general rule, it is the desire of the Board of Directors that directors shall live and/or work in the communities served by the Company’s subsidiary bank;

(iii)	consider and evaluate nominations from shareholders using the same criteria as all other nominations;

(iv)	annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary; and

(v)	perform any other duties or responsibilities expressly delegated to the Nominating Committee by the Board.

Pursuant to the Company’s bylaws, no person 75 years of age or older is eligible for election, re-election, appointment or re-appointment to the Company’s Board of Directors. No director who has attained the age of 75 shall continue to serve as a director beyond the annual meeting of shareholders at which his or her term as a director expires.

Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any stockholder entitled to vote for the election of directors who complies with the notice procedures. Pursuant to the Company’s bylaws, nominations for directors by shareholders must be made in writing and received by the Secretary of the Company at the Company’s principal executive offices no earlier than 120 days prior to the meeting date and no later than 90 days prior to the meeting date. If, however, less than 100 days’ notice or public announcement of the date of the meeting is given or made to shareholders, nominations must be received by the Company not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or otherwise transmitted or the day on which public announcement of the date of the meeting was first made. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in the Company’s bylaws.

This description is a summary of our nominating process. Any shareholder wishing to propose a director candidate to the Company should review and must comply in full with the procedures set forth in the Company’s charter and bylaws.

Stock Ownership Guidelines. The Board of Directors believes the alignment of directors’ interests with those of shareholders is strengthened when Board members are also shareholders. Under the Company’s stock ownership guidelines, adopted by the Company’s Board of Directors in June 2014, outside (non-employee) directors of the Company or its wholly-owned operating subsidiary, Sound Community Bank, are expected to own Sound Financial Bancorp common stock equal in value to at least $50,000 within the later of (i) one year from the adoption of these guidelines or (ii) two years of joining the Board (of which $10,000 should be owned within the first year of joining the Board). Share ownership for purposes of calculating compliance with these ownership guidelines do not include a director’s unexercised stock options or any shares of Company common stock that are pledged or otherwise encumbered. As of the date of this proxy statement, all of our current non-employee directors meet the stock ownership threshold.

Communications with Directors. Any shareholder desiring to communicate with the Board of Directors, or one or more specific members thereof, should communicate in writing addressed to Tyler K. Myers, Chairman of the Board of the Company, 2005 Fifth Avenue, Suite 200, Seattle, Washington, 98121.

Attendance Policy at Annual Meetings. Although we do not have a formal policy regarding director attendance at annual shareholder meetings, directors are expected to attend these meetings. All directors were in attendance at last year’s annual shareholder meeting.

Committee Charters. The charters of the Audit, Compensation and Nominating Committees are posted on our website at www.soundcb.com under “Investor Relations – Governance Documents.”

Code of Ethics. We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, and person performing similar functions, and to all of our other employees and our directors. You may obtain a copy of the code of ethics free of charge by writing to the Corporate Secretary of Sound Financial Bancorp, 2005 Fifth Avenue, Suite 200, Seattle, Washington, 98121 or by calling (206) 448-0884. In addition, the code of ethics is available on our website at www.soundcb.com under “Investor Relations – Governance.”

TRANSACTIONS WITH CERTAIN RELATED PERSONS

We may engage in a transaction or series of transactions with our directors, executive officers and certain persons related to them. Except for the loans discussed below, there were no transactions of this nature, the amount of which exceeded $120,000 during 2016 or 2015.

Our directors, officers and employees are eligible for any type of credit offered by Sound Community Bank. Federal regulations permit executive officers and directors to participate in loan programs that are available to other employees, as long as the director or executive officer is not given preferential treatment compared to other participating employees. In accordance with banking regulations, such loans to directors are made on substantially the same terms as those available to Sound Community Bank’s employees. Such loans provide for a discount as to interest rate, consistent with the requirements of the Federal Reserve Board’s Regulation O. When the director or executive officer leaves Sound Community Bank, these preferential rates return to market rates and terms in effect at the time of origination. Except as set forth above, loans to directors and executive officers are made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as prevailing at the time for comparable loans with persons not related to Sound Community Bank, and do not involve more than the normal risk of collectability or present other unfavorable features. Loans to current directors and executive officers and their related persons totaled approximately $3.1 million at December 31, 2016, and were performing in accordance with their terms at that date.

Set forth below is information regarding loans made with preferential interest rates, as compared to interest rates prevailing at the time of origination for comparable loans with persons not related to Sound Community Bank, to directors and executive officers during each of the last two fiscal years who had aggregate indebtedness to Sound Community Bank that exceeded $120,000.

Name	Nature of Transaction	Interest Rate	Largest Principal Balance 01/01/16 to 12/31/16	Principal Balance at 12/31/2016	Principal Paid 01/01/16 to 12/31/16	Interest Paid 01/01/16 to 12/31/16
Matthew P. Deines	Mortgage Loan	3.00%	$357,277	$-	$357,277	$9,382
Tyler Myers	Mortgage Loan	1.63%	461,584	443,246	18,338	7,365
David Haddad	Mortgage Loan	1.63%	408,500	398,590	9,910	7,070
Robert Carney	Mortgage Loan	3.25%	235,881	228,594	7,287	681
Robert Carney	Mortgage Loan	5.00%	14,380	13,392	988	8,395
Debra Jones	Mortgage Loan	1.63%	524,941	506,757	18,184	546
Debra Jones	Mortgage Loan	6.00%	19,985	19,389	596	3,618
James E. Sweeney	Mortgage Loan	1.63%	393,407	377,023	16,384	6,271
James E. Sweeney	Mortgage Loan	5.00%	13,351	10,024	3,327	548

Name	Nature of Transaction	Interest Rate	Largest Principal Balance 01/01/15 to 12/31/15	Principal Balance at 12/31/2015	Principal Paid 01/01/15 to 12/31/15	Interest Paid 01/01/15 to 12/31/15
Matthew P. Deines	Mortgage Loan	3.00%	$382,322	$357,277	$12,498	$11,574
Tyler Myers	Mortgage Loan	1.63%	479,560	461,584	17,976	7,809
Tyler Myers	Mortgage Loan	6.00%	84,327	-	84,327	3,513
David Haddad	Mortgage Loan	1.75%	418,239	408,500	9,739	7,241
David Haddad	Consumer Loan	11.00%	5,329	-	5,329	330
Robert Carney	Mortgage Loan	3.00%	243,095	235,881	7,214	6,968
Robert Carney	Mortgage Loan	5.00%	15,987	14,380	1,607	776
Debra Jones	Mortgage Loan	3.00%	542,590	524,941	17,649	9,245
Debra Jones	Mortgage Loan	6.00%	6,501	4,443	2,058	342
James E. Sweeney	Mortgage Loan	1.63%	409,433	393,407	16,026	6,747
James E. Sweeney	Mortgage Loan	5.00%	9,384	5,626	3,758	392

EXECUTIVE COMPENSATION

The following table summarizes the compensation paid to, or earned by, our President and Chief Executive Officer, and our two next highest compensated executive officers who were serving at the end of fiscal year ended December 31, 2016 for services rendered in all capacities during the years ended December 31, 2016 and 2015. We use the term “named executive officers” in this document to refer to the persons listed in this table.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Bonus(1)		Stock Awards(2)		Option Awards(3)		Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total

Laura Lee Stewart	2016	$369,370	$	---	$	---	$	---	$135,824	$49,500	$552,694
President, Chief Executive Officer and Director	2015	329,202		21,848		59,413		80,602	98,775	39,400	629,240

Matthew P. Deines	2016	$212,391	$	---	$	---	$	---	$37,790	$57,188	$307 369
Executive Vice President, Chief Financial and Secretary	2015	183,875		30,258		19,517		44,780	56,375	29,152	363,957

Elliott L. Pierce	2016	$229,900		$8,924		$17,848		$26,085	$70,124	$25,797	$378,678
Executive Vice President – Chief Credit Officer
_______________________

(1)
Amounts reported in this column include the grant date fair value under FASB ASC Topic 718, (i) for 2016, of 400 shares of Company common stock with a grant date fair value of $22.31 per share, granted to Mr. Pierce and (ii) for 2015, of 1,190 shares and 104 shares of Company common stock with a grant date fair value of $18.36 per share, granted to Ms. Stewart and Mr. Deines, respectively. In addition, the amounts reflected for Mr. Deines include a cash bonus of $28,349 in 2015.

(2)
Represents the grant date fair value under FASB ASC Topic 718, (i) of 3,236 shares and 1,063 shares of Company common stock, with a grant date fair value of $18.36 per share, granted to Ms. Stewart and Mr. Deines, respectively, in 2015 and (ii) of 800 shares of Company common stock, with a grant date fair value of $22.31 per share, granted to Mr. Pierce in 2016.

(3)
In January 2015, Ms. Stewart and Mr. Deines were awarded options to purchase 21,045 shares and 11,692 shares, respectively, of Company common stock. In January 2016, Mr. Pierce was granted 4,513 shares of Company common stock. The amounts in this column are calculated using the grant date fair values of the awards under FASB ASC Topic 718, based on the fair value of the stock option awards, as estimated using the Black-Scholes option-pricing model. The assumptions used in the calculation of these amounts are included in Note 13 of the Notes to Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.

(4)	For additional information, see “Annual Bonus Plan” below.
(5)	The amounts represented for the year ended December 31, 2016, consist of the following (no executive officer received personal benefits or perquisites exceeding $10,000 in the aggregate):

Form of Compensation	Laura Lee Stewart	Matthew P. Deines	Elliott L. Pierce
401(k) matching contribution	$6,752	$6,581	$8,305
Payment for executive medical benefits	8,004	23,336	16,719
Life insurance premiums(a)	557	530	533
Employee stock ownership plan allocation(b)	25,255	25,255	-
Dividends on restricted stock	1,932	1,486	240
Matching charitable contribution(c)	7,000	-	-
Total	$49,500	$57,187	$25,797
___________________________

(a)	Reflects term life insurance premiums paid in 2016 by us on behalf of the officers.
(b)	The reported ESOP allocations for 2016 are based on 2015 compensation and were made in 2016.
(c)
We annually match up to $7,000 in charitable contributions made by Ms. Stewart to charities of her choice that are tax-exempt organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

Outstanding Equity Awards at December 31, 2016

The following table sets forth information for each named executive officer concerning stock options and restricted stock held at December 31, 2016.

	Options Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options			Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(9)
	Exercisable	Unexercisable

Laura Lee Stewart	1,879	---		8.41	01/27/2019	6,441	(6)	$180,348
	1,879	---		9.72	01/27/2019
	3,497	874	(1)	$8.49	02/28/2022
	9,158	13,737	(2)	16.80	01/23/2024
	8,362	4,181	(3)	18.36	01/28/2025
	1,701	6,801	(4)	18.36	01/28/2025

Matthew P. Deines	2,006	---		$9.72	01/27/2019	4,391	(7)	$122,948
	3,497	874	(1)	8.49	02/28/2022
	7,230	10,843	(2)	16.80	01/23/2024
	2,127	1,063	(3)	18.36	01/28/2024
	1,701	6,801	(4)	18.36	01/28/2024

Elliott L. Pierce	---	4,513	(5)	22.31	01/29/2026	800	(8)	$22,400
________________

(1)	Vests on February 28, 2017.
(2)	Vests in three equal annual installments on January 23, 2017, 2018 and 2019.
(3)	Vests on January 28, 2017.
(4)	Vests in four equal annual installments on January 28, 2017, 2018, 2019 and 2020.
(5)	Vests in five equal annual installments on January 29, 2017, 2018, 2019, 2020 and 2021.
(6)
Consists of the following: 1,190 shares that vests on January 28, 2017; 684 shares that vest in four equal installments on January 28, 2017 through January 28, 2020; 4,242 shares that vest in two equal installments on January 23, 2017 and 2018; and 326 shares that vests on February 28, 2017.

(7)
Consists of the following: 103 shares that vest on January 28, 2017; 685 shares that vest in four equal installments on January 28, 2017 through January 28, 2020; 3,278 shares that vest in two equal installments on January 23, 2017 and 2018; and 325 shares that vest on February 28, 2017.

(8)	Consists of 800 shares that vest in two equal installments on January 29, 2017 and 2018.
(9)	Value is based on the $28.00 closing price of a share of Sound Financial Bancorp common stock on December 30, 2016 (the last trading day of the year).

Employment Agreements. On August 30, 2016, Sound Financial and Sound Community Bank (collectively, the “Employers”), entered into an amended and restated employment agreement (the "Amended Agreement") with Ms. Stewart, President and Chief Executive Officer of the Employers. The Amended Agreement amends the employment agreement originally entered into with Ms. Stewart on January 1, 2007, as amended, which was scheduled to expire on December 31, 2016.

The Amended Agreement, which became effective as of August 30, 2016, has an initial term expiring on December 31, 2018. Beginning on January 1, 2019 and on each January 1st thereafter, the term of the Amended Agreement will be extended for a period of one additional year, unless either the Employers give notice to Ms. Stewart or Ms. Stewart gives notice to the Employers in writing at least 60 days prior to such date that the term of the Amended Agreement will not be extended further. If any party gives timely notice that the term will not be extended as of any such January 1st, then the Amended Agreement will terminate at the conclusion of its remaining term.

The amount of her annual salary is reviewed by the Compensation Committee each year. The Amended Agreement, consistent with her prior employment agreement, provides for: no salary reductions; participation in bonus plans, retirement plans, group insurance and other benefits provided to full time Bank employees generally and in which executive officers participate; and reimbursement of expenses incurred by Ms. Stewart in performing services for the Employers.

Under the Amended Agreement, if Ms. Stewart's employment is terminated for any reason other than cause, death, retirement, or disability, or if she resigns following certain events such as relocation or demotion, she will be entitled to receive for the remaining term of the Amended Agreement: (i) her salary and (ii) at no premium cost to Ms. Stewart, the same group health benefits and other group insurance and group retirement benefits as Ms. Stewart would have received had she continued to be employed by the Employers, to the extent that the Employers can do so under the terms of applicable plans as are maintained by the Employers for the benefit of their executive officers from time to time. All of the foregoing payments are subject to cut-back to the extent the payments are deemed "parachute payments" under Section 280G of the Internal Revenue Code, as amended (the “IRC”).

Annual Bonus Plan. Our named executive officers participate in an annual incentive bonus plan (“Annual Bonus Plan”), which provides for annual cash bonuses to designated senior managers, including all the named executive officers, upon the achievement of performance goals established by the Board of Directors based on the recommendation of the Compensation Committee. Under the Annual Bonus Plan, prior to the earnings override adjustment discussed below, Ms. Stewart, Mr. Deines and Mr. Pierce were entitled to receive a bonus in 2016 of up to 40%, 33% and 33%, respectively, of their base salary, depending on how actual performance compares with the pre-established quantitative and qualitative corporate performance goals. These bonus percentages, to the extent bonuses are earned, are subject to upward or downward adjustment by up to 50%, based on the percentage that actual net income is above or below the targeted net income as set by the Board of Directors (“Earnings Override Adjustment”). The Earnings Override Adjustment for 2016 resulted in a .03% reduction in the bonus percentages earned.

The participants’ bonuses are based 50% on meeting quantitative goals and 50% on meeting qualitative goals. The quantitative goals are based on overall corporate performance and include performance factors relating to asset size, capital level, delinquency ratio, return on assets and equity, levels of non-interest income and non-interest expense, net interest margin, charge-offs and the size of the loan portfolio. The qualitative goals are non-financial corporate goals that require leadership of senior management and are ranked based on their relative importance to our operations. The performance goals are the same for all participants. Bonus amounts paid to individuals under the Annual Bonus Plan are subject to upward or downward adjustment by the Board of Directors in its discretion.

For the year ended December 31, 2016, Ms. Stewart, Mr. Deines and Mr. Pierce earned bonuses of 37.0%, 17.8% and 30.5% of base salary, respectively.

Supplemental Executive Retirement Plans. The Company maintains two supplemental executive retirement plans for the benefit of Ms. Stewart, which are intended to be unfunded, non-contributory defined benefit plans maintained primarily to provide her with supplemental retirement income. The first supplemental executive retirement plan (“SERP 1”) was effective as of August 14, 2007. The second supplemental executive retirement plan (“SERP 2”) was effective as of December 30, 2011, at which time the benefits under SERP 1 were frozen. At that time, the Company also entered into a Confidentiality, Non-Competition, and Non-Solicitation Agreement with Ms. Stewart, which is discussed below.

 Under the terms of SERP 1, as amended, Ms. Stewart is entitled to receive $53,320 per year for life commencing on the first day of the month following her separation from service (as defined in SERP 1) for any reason from Sound Community Bank. No payments will be made under SERP 1 in the event of Ms. Stewart’s death and any payments that have commenced will cease upon death. In the event Ms. Stewart is involuntarily terminated in connection with a change in control (as defined in SERP 1), she will be entitled to receive the annual benefit described in the second sentence of this paragraph commencing upon such termination (subject to any applicable cutback for payments after a change in control as required by Section 280G of the IRC.

Under the terms of SERP 2, as amended, upon Ms. Stewart’s termination of employment with Sound Community Bank for any reason other than death, she will be entitled to receive additional retirement benefits of $78,030 per year for life commencing on the first day of the month following the later of age 70 or her separation from service (as defined in SERP 2) from Sound Community Bank. In the event of Ms. Stewart’s death, her beneficiary will be entitled to a single lump sum payment within 90 days thereafter in an amount equal to the account value as of the death benefit valuation date, or approximately $1.0 million at December 31, 2016. If a change in control occurs (as defined in SERP 2), Ms. Stewart will receive her full retirement benefit under SERP 2 for life commencing upon the first day of the month following her separation from service from Sound Community Bank.

Confidentiality, Non-Competition, and Non-Solicitation Agreement. Effective December 30, 2011, Sound Community Bank entered into a Confidentiality, Non-competition, and Non-solicitation Agreement (the “Non-compete Agreement”) with Ms. Stewart. The Non-compete Agreement, as amended, commences upon Ms. Stewart's termination of employment with the Bank and expires upon the earlier of (a) 36 months from the date of Ms. Stewart’s separation from service (as defined in the Non-compete Agreement”) or (b) the date she begins receiving retirement benefits under the SERP 2, which time frame is referred to as the “Restricted Period.” In consideration of Ms. Stewart’s non-competition and non-solicitation obligations under the Non-compete Agreement Ms. Stewart will be entitled to receive a bi-monthly payment, in an amount equal to $3,542, which amount shall be paid in equal bi-monthly payments during the Restricted Period beginning on the fifth day of the month following her separation from service with Sound Community Bank, except if her termination of employment occurs for good reason (as defined in the Non-compete Agreement). In the event Ms. Stewart employment terminates for good reason, she will be entitled to receive an amount equal to 150 percent of her then-base salary plus the average of her past three years short term bonus pay, or approximately $719,000 at December 31, 2016, payable in 12 monthly installments beginning on the first day of the month following her termination. If Ms. Stewart terminates her employment with the Bank for good reason within 24 months following a change in control (as defined in the Non-compete Agreement), Ms. Stewart will be entitled to receive the amount described in the preceding sentence, but payable in a lump sum. Ms. Stewart's benefits under the Non-compete Agreement are forfeited if she breaches the terms of the agreement. No payments will be made under the agreement if Ms. Stewart’s employment ceases on account of her disability or death (and payments that have commenced will cease upon death), or if she is otherwise ineligible to work in the financial product or services industry.

Change in Control Agreement. Mr. Deines and Mr. Pierce have each entered into a change in control agreement with the Company and the Bank. These agreements remain in effect until canceled by either party, upon at least 12 months prior written notice to the other party.

Under the terms of the change in control agreement, the executive is entitled to a change of control payment from the Company if he is involuntary terminated (as defined in the agreement) concurrently with or within 12 months following a change in control (as defined in the agreement). In such an event the executive is entitled to receive a cash payment equal to two times his then current annual base salary. The change in control agreements also provide that for a period ending at the earlier of (i) eighteen (18) months after the effective date of the executive’s termination or (ii) the date of the executive’s full time employment by another employer that provides substantially similar benefits, at no premium cost to the executive, the Company shall maintain the same group health benefits and other group insurance and group retirement benefits as the executive would have received had he continued to be employed by the Company and/or the Bank, to the extent that the Company and the Bank can do so under the terms of applicable plans as are maintained by the Company and the Bank for the benefit of its executive officers from time to time. All of the above payments that would be made in connection with a change of control are subject to cut-back to the extent the payments are deemed “parachute payments” under Section 280G of the IRC.

Equity Incentive Plans. We maintain equity incentive plans that provide for the grant or award of stock options, stock appreciations rights, restricted stock and restricted stock units to our directors, advisory directors, officers and other employees. The Compensation Committee administers the plans, determines employee eligibility, grants awards and sets the terms of awards. Awards are discretionary and are based on an assessment of the participant’s position, years of service, and contribution to our success and growth. The exercise price of options awarded must be no less than the fair market value of a share of Sound Financial Bancorp’s common stock on the date of grant. Restricted stock awards and options granted pursuant to the Company’s equity incentive plans generally (i) are subject to a vesting period and (ii) accelerate vesting in the event of the participant’s death or disability or a change in control of Sound Financial Bancorp or Sound Community Bank. In the event of a termination of service, other than in connection with death, disability or a change in control, all non-vested awards typically would be canceled.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting materials” or to be filed with the SEC, nor shall said information be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding the incorporation by reference of this proxy statement into any such filing

The Audit Committee has reviewed and discussed the audited financial statements of Sound Financial Bancorp, Inc. for the fiscal year ended December 31, 2016, with management. The Audit Committee has discussed with Moss Adams, LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees.

The Audit Committee has also received the written disclosures and the letter from Moss Adams, LLP required by applicable requirements of the Public Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Moss Adams, LLP its independence.

Based on the Audit Committee's review and discussions noted above, it recommended to the Board of Directors that Sound Financial Bancorp’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC.

The foregoing report is furnished by the Audit Committee of the Board of Directors:

Debra Jones, Chair           Robert Carney           Rogelio Riojas           Kathleen Cook

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors appointed Moss Adams, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and is soliciting your ratification of that selection.

Your ratification of the Audit Committee’s selection of Moss Adams, LLP is not necessary because the Audit Committee has responsibility for selection of our independent registered public accounting firm. However, the Audit Committee will take your vote on this proposal into consideration when selecting our independent registered public accounting firm in the future. A representative of Moss Adams, LLP is expected to be present at the annual meeting of shareholders and will have the opportunity to make a statement or respond to any appropriate questions that shareholders may have.

The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Moss Adams, LLP as Sound Financial Bancorp, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Principal Accountant Fees and Services

During the fiscal years ended December 31, 2016 and 2015, Moss Adams, LLP provided various audit services to Sound Financial Bancorp and Sound Community Bank. These services included: (1) the audit of our annual financial statements and review of the financial statements included in Sound Financial Bancorp’s filings with the SEC; (2) consultation on accounting matters; and (3) professional services.

	Year Ended December 31,
	2016	2015

Audit Fees	$144,000	$128,000
All Other Fees	15,000	---

Audit Fees include aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements, for the review of financial statements included in the Company's Quarterly Reports on Form 10-Q and for consents included in filings with the SEC.

All Other Fees are fees related to an annual audit of the Bank’s 401 (k) plan for the year ended December 31, 2016.

No fees were billed for professional services rendered for services or products other than those listed under the captions “Audit Fees,” and “All Other Fees,” for 2016 and 2015.

Our Audit Committee has determined that the services provided by Moss Adams, LLP as set forth herein are compatible with maintaining Moss Adams, LLP’s independence.

Pursuant to the terms of its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditors. The Audit Committee must pre-approve the engagement letters and the fees to be paid to the independent auditors for all audit and permissible non-audit services to be provided by the independent auditors and consider the possible effect that any non-audit services could have on the independence of the auditors. The Audit Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with its charter for the engagement of the independent auditors to render permissible non-audit services to the Corporation, provided that any pre-approvals delegated to one or more members of the committee are reported to the committee at its next scheduled meeting. At this time, the Audit Committee has not adopted any pre-approval policies.

ADDITIONAL INFORMATION

Proxy Solicitation Costs

The Company will pay the costs of soliciting proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s common stock. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by facsimile, telegraph or telephone, without additional compensation.

Shareholder Proposals for 2018 Annual Meeting

In order to be eligible for inclusion in Sound Financial Bancorp’s proxy materials for next year’s annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received in writing at Sound Financial Bancorp’s main office at 2400 3rd Avenue, Suite 150, Seattle, Washington 98121, no later than December 13, 2017. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities and Exchange Act of 1934, as amended and to the Company’s Charter and Bylaws.

In addition to the deadline and other requirements referred to above for submitting a stockholder proposal to be included in the Company’s proxy materials for its next annual meeting of shareholders, the Company’s bylaws require a separate notification to be made in order for a stockholder proposal to be eligible for presentation at the meeting, regardless of whether the proposal is included in the Company’s proxy materials for the meeting. In order to be eligible for presentation at the Company’s next annual meeting of shareholders, written notice of a stockholder proposal containing the information specified in Article I, Section 6 of the Company’s bylaws must be received by the Secretary of the Company not earlier than the close of business on January 23, 2018 and not later than the close of business on February 22, 2018. If, however, the date of the next annual meeting is before May 3, 2018 or after July 22, 2018, the notice of the stockholder proposal must instead be received by the Company’s Secretary not earlier than the close of business on the 120th day prior to the date of the next annual meeting and not later than the close of business on the later of the 90th day before the date of the next annual meeting or the tenth day following the first to occur of the day on which notice of the date of the next annual meeting is mailed or otherwise transmitted or the day on which public announcement of the date of the next annual meeting is first made by the Company.

Other Matters

We are not aware of any business to come before the annual meeting other than those matters described in this proxy statement. However, if any other matter should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

E17567-P87176 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

SOUND FINANCIAL BANCORP, INC.

	For All	Withhold All	For All Except
1. Election of Directors	▯	▯	▯

____

Nominees:

01. David S. Haddad, Jr.
02. Kathleen B. Cook

In their discretion, the proxies are authorized to vote on any other business that may come before the Annual Meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt from Sound Financial Bancorp, Inc., prior to the execution of this proxy, of Notice of the Annual Meeting, a Proxy Statement dated April 12, 2017 and Sound Financial Bancorp, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.1

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. E17567-P87176 ! ! ! ! ! ! For All Withhold All For All Except For Against Abstain To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) for whom you want to withhold on the line below. V.1.1 SOUND FINANCIAL BANCORP, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern time, on May 22, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern time, on May 22, 2017. Have your proxy card in hand when you call and then follow the Instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. A telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed, dated and returned this proxy. It is not necessary to return this proxy if you vote by telephone or Internet. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. SOUND FINANCIAL BANCORP, INC. The Board of Directors recommends you vote "FOR" the following proposal: 2. Ratification of the appointment of Moss Adams, LLP as Sound Financ

V.1.1 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. REVOCABLE PROXY SOUND FINANCIAL BANCORP, INC. ANNUAL MEETING OF SHAREHOLDERS MAY 23, 2017 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The signer(s), on the r everse side hereby appoint(s) the Board of Directors of Sound Financial Bancorp, Inc. with full powers of substitution, to act as attorneys and proxies, to vote all shares of common stock of Sound Financial Bancorp, Inc. which the signer(s) is/are entitled to vote at the Annual Meeting of Shareholders ("Meeting") to be held on May 23, 2017 in Sound Community Bank's offices located at 2400 3rd Avenue, Suite 150, Seattle, Washington, at 10:00 a.m., Pacific time. The Board of Directors is authorized to cast all votes to which the signer(s) is/are entitled as indicated on the reverse side. This pr oxy, when properly executed, will be voted as directed. If this proxy is signed and dated and no instructions are specified, this proxy will be voted for the DIRECTOR NOMINEES LISTED on the reverse side AND FOR THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS, LLP. If any other business is presented at the Meeting, this proxy will be voted by the majority of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the Meeting. Should the signer(s) be pr esent and elect to vote at the Meeting or at any adjournment thereof, and after notification to the Secretary of Sound Financial Bancorp, Inc. at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Sound Financial Bancorp, Inc. at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. Attendance at the Meeting will not in itself constitute the revocation of a proxy. Continued and to be signed on reverse side